Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SYBRON DENTAL SPECIALTIES, INC.

A Delaware Corporation

(as amended effective as of April 10, 2006)

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Table of Contents

(continued)

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Table of Contents

(continued)

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AMENDED AND RESTATED

BYLAWS

OF

SYBRON DENTAL SPECIALTIES, INC.

A Delaware Corporation

(as amended effective as of April 10, 2006)

PREAMBLE

These Amended and Restated Bylaws (herein, and as amended or restated from time to time, the “Bylaws”) are subject to and governed by the General Corporation Law of the State of Delaware (the “DGCL”) and the Restated Certificate of Incorporation of Sybron Dental Specialties, Inc. (formerly SDS Holding Co.), a Delaware corporation (the “Company”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Restated Certificate of Incorporation of the Company (herein, and as amended or restated from time to time, the “Certificate of Incorporation”), such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will control.

ARTICLE I

OFFICES

Section 1. Registered Office and Agent. The registered office and agent of the Company shall be as is designated in the Certificate of Incorporation. The location of the Company’s registered office and the identity of its registered agent may be changed from time to time in accordance with the provisions of the DGCL.

Section 2. Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II

STOCKHOLDERS

Section 1. Meetings. All meetings of the stockholders shall be held at the principal office of the Company or at such other place within or without the State of Delaware as may be determined from time to time by the Board of Directors; provided, however, that the Board of

Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication.

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held during each fiscal year of the Company on a date and at such time as may be fixed by or under the authority of the Board of Directors; provided, however, if the date so selected is a legal holiday, then the annual meeting shall be held on the next secular day following such date. At each annual meeting, the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meeting. A special meeting of the stockholders may be called by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board or by the Chairman of the Board. A special meeting shall be held on such date and at such time as shall be designated by the person calling the meeting, as stated in the notice of the meeting given in accordance with these Bylaws or in a duly executed waiver of such notice. Only such business as may be stated in the notice of a special meeting given in accordance with these Bylaws, or in a duly executed waiver of such notice, shall be transacted at the meeting.

Section 4. List of Stockholders. At least ten days before each meeting of stockholders, the officer or agent having charge of the stock transfer books of the Company shall prepare a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of voting shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours at the principal place of business of the Company. If the meeting is to be held at a place, then such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.

Section 5. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, which date shall be not more than sixty nor less than ten days prior to the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Meeting Notice. Written notice stating the place, if any, day and hour of any meeting of the stockholders and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting. If a meeting is adjourned for more than thirty days, or if after an adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Notice of Stockholder Business.

(a) At any annual or special meeting of the stockholders, and other than with respect to the election of Directors, which shall be governed by Article III, Section 5, of these Bylaws and not by this Section 7, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Company who is a stockholder of record at the time of giving the notice provided for in Section 7(b) of this Article II, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in such Section 7(b).

(b) For business to be properly brought before an annual or special meeting by a stockholder pursuant to Section 7(a)(iii) of this Article II, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. Subject to subsection (d) of this Section 7, in order to be timely, a stockholder’s notice must be received at the principal executive offices of the Company: (i) in the case of an annual meeting, not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days prior to or following such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was given or public disclosure of the meeting date was made; and (ii) in the case of a special meeting, no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was given or public disclosure of the meeting date was made. A stockholder’s notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest in such business of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made.

(c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 7. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 7 and any such business shall not be transacted.

(d) Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth herein and notice of business to be brought before any meeting shall be deemed timely if received by the

Company in time to be considered for inclusion in the Company’s proxy material relating to the meeting in accordance with the applicable proxy rules of the Securities and Exchange Commission.

Section 8. Quorum. A majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders, unless otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Any business which might have been transacted at the meeting as originally noticed may be transacted at any such adjourned meeting at which a quorum is present or represented.

Section 9. Voting. Each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are enlarged, limited or denied by or pursuant to the Certificate of Incorporation. In all matters other than the election of Directors, the affirmative vote of a majority of the votes entitled to be cast by all shares present in person or represented by proxy at a meeting at which a quorum is present shall decide any questions brought before such meeting unless the question is one upon which, by express provision of the DGCL, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall control. Directors shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at a meeting at which a quorum is present; i.e., the individuals with the largest number of votes in favor of their election are elected as Directors up to the maximum number of Directors to be chosen in the election. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to the holding of the meeting or to the transaction of business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be fixed for the meeting.

Section 10. Proxy. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote either in person or by proxy. If a stockholder entitled to vote at a meeting authorizes another person to act for such stockholder by proxy, such proxy may not be voted or acted upon after three years from its date unless the proxy provides for a longer period. A proxy may be given by a written instrument executed by or on behalf of the stockholder entitled to vote or through an electronic transmission which either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder entitled to vote. The original or a reliable reproduction of any such proxy shall be filed with the Secretary of the Company at or prior to the time of the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally.

Section 11. Inspectors of Election. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. Each inspector, before discharging the duties of inspector, shall take and sign an oath faithfully to execute such duties with strict impartiality and according to the best of such inspector’s ability. The inspector or inspectors so appointed or designated shall: (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Board of Directors. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors, except as may be otherwise provided by the DGCL or the Certificate of Incorporation.

Section 2. Number of Directors. The number of Directors constituting the entire Board of Directors shall be fixed from time to time by resolution adopted by a majority of the members of the Board, provided that such number shall be no less than six and no more than nine (plus such number of Directors if any, as may be elected from time to time pursuant to the terms of any Preferred Stock that may be issued and outstanding from time to time). The Directors of the Company shall be divided into three classes (“Class I,” “Class II,” and “Class III”), as nearly equal in number as possible, as determined by the Board of Directors. The term of office of the Class I Directors shall expire at the 2001 annual meeting of stockholders; the term of office of the Class II Directors shall expire at the 2002 annual meeting of stockholders; and the term of office of the Class III Directors shall expire at the 2003 annual meeting of stockholders. Each such Director shall hold office until his or her successor shall have been duly elected and qualified or until such Director’s earlier death, resignation or removal. At each annual meeting of stockholders commencing with the 2001 annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified or until such Director’s earlier death, resignation or removal.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Company shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to the Certificate of Incorporation and applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Section 2 unless expressly provided by such terms.

Section 3. Removal; Vacancies. Any Director may be removed for cause at any special meeting of stockholders by the affirmative vote of a majority in number of the shares then entitled to vote in person or by proxy at an election of Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Newly created directorships resulting from any increase in the authorized number of Directors and any vacancies occurring in the Board of Directors may be filled by the vote of a majority of the members of the Board of Directors, though less than a quorum, or by a sole remaining Director. Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock issued by the Company shall have the right, voting separately by class or series, to elect a Director to the directorship which is newly created or vacant, such newly created directorship or vacancy may only be filled by a majority of the Directors elected by such class or series then in office or by a sole remaining Director so elected. If the Company at any time has no Directors in office, then any officer or any stockholder may call a special meeting of the stockholders for the purpose of electing Directors. Any successor Directors chosen as described in this Section 3 shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified.

Section 4. Resignation. A Director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or the Chairman of the Board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If any such resignation is effective as of a future date, a majority of the Directors then in office, including any Directors who have so resigned, shall have the power to fill such vacancy or vacancies in accordance with Section 3 of this Article III, the vote thereon to take effect when such resignations become effective.

Section 5. Stockholder Nomination of Director Candidates.

(a) Only persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who is a stockholder of record at the time of giving the notice provided for in Section 5(b) of this Article III, who shall be entitled to vote for the election of Directors at the meeting, and who complies with the notice procedures set forth in such Section 5(b).

(b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Company. Subject to subsection (d) of this Section 5, in order to be timely, a stockholder’s notice must be received at the principal executive offices of the Company: (i) in the case of an annual meeting, not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days prior to or following such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was given or public disclosure of the meeting date was made; and (ii) in the case of a special meeting at which Directors are to be elected, no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was given or public disclosure of the meeting date was made. Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company’s books, of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, and (B) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the nomination is made. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(c) Notwithstanding anything in this Section 5 to the contrary, no person shall be eligible to serve as a Director of the Company unless nominated in accordance with the procedures set forth in this Section 5. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 5 and the defective nomination shall be disregarded.

(d) Notwithstanding the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth herein and notice of a nomination shall be deemed timely if received by the Company in time to be considered for inclusion in the Company’s proxy material relating to the meeting in accordance with the applicable proxy rules of the Securities and Exchange Commission.

ARTICLE IV

MEETINGS OF THE BOARD

Section 1. Meetings. The Directors of the Company, and any committee designated by the Board of Directors, may hold their meetings, both regular and special, at such times and places as are fixed from time to time by resolution of the Board of Directors or such committee. Any Director or committee member may participate in a meeting via a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another and participation in this manner shall constitute presence in person at the meeting.

Section 2. Annual Meeting. The first regular meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of stockholders and at the same place, unless by unanimous consent of the Directors then elected and serving such time or place shall be changed.

Section 3. Regular Meetings. Other regular meetings of the Board of Directors may be held without further notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the Chief Executive Officer by the mailing of notice to each Director at least 48 hours before the meeting or by notifying each Director of the meeting at least 24 hours prior thereto either personally, by telephone or by electronic transmission; special meetings shall be called by the Chairman of the Board or by the Chief Executive Officer or Secretary in like manner and on like notice on the written request of two Directors.

Section 5. Quorum. At all meetings of the Board of Directors the presence of a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, provided that in no case shall a quorum consist of less than 1/3 of the total number of Directors. The affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless a different vote is required by the DGCL, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Committees. The Board of Directors may, by resolution passed by a majority of the total number of Directors, designate one or more committees, each committee to consist of two or more Directors of the Company, one of whom shall be designated as chairman, who shall preside at all meetings of such committee. To the extent provided in the resolution of the Board of Directors, each such committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it; provided, however, that no such committee shall have any such power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval, or (b) adopting, amending or repealing any Bylaw of the Company. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of any committee may be removed, with or without cause, by the affirmative vote of a majority of the total number of Directors. If any vacancy occurs in a committee, such vacancy may only be filled by the affirmative vote of a majority of the total number of Directors.

Section 7. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or transmissions, are filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

Section 8. Compensation of Directors. Directors shall receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, shall establish; provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

ARTICLE V

NOTICE OF MEETINGS

Section 1. Form of Notice. Whenever under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws written notice is required or permitted to be given to any Director or stockholder, and no provision is made as to how such written notice shall be given, such notice shall be given by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Company; provided, however, that upon the consent of any such Director or stockholder, the Company may instead notify such Director or stockholder through means of an electronic transmission, as defined in and in accordance with the provisions of the DGCL. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited in the United States mails as aforesaid.

Section 2. Waiver. Whenever any notice is required to be given to any Director or stockholder of the Company under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver given via electronic transmission by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

ARTICLE VI

OFFICERS

Section 1. General. The principal officers of the Company shall include any one or more of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (the number and designations to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors may also elect such other officers, if any, as may be deemed necessary by the Board of Directors, including without limitation a Chief Financial Officer, a Controller and one or more Assistant Secretaries and Assistant Treasurers. Such other officers shall exercise such powers and perform such duties as are set forth in these Bylaws and as shall be determined from time to time by the Board. Any two or more offices may be held by the same person.

Section 2. Election. All officers of the Company shall be elected by the Board of Directors.

Section 3. Salaries. The salaries of the principal officers of the Company shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a Director of the Company.

Section 4. Term of Office, Resignation and Removal. Each officer of the Company shall hold office until his or her successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the

Board of Directors. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the total number of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy occurring in any office of the Company may be filled by the Board of Directors.

Section 5. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and of the Board of Directors and shall carry out such other duties as may be directed by the Board of Directors.

Section 6. Chief Executive Officer. The Chief Executive Officer shall have, subject only to the Board of Directors and any executive committee constituted by the Board, overall responsibility for managing and supervising the business and affairs of the Company and shall see that all orders and resolutions of the Board of Directors and any such executive committee are carried into effect. The Chief Executive Officer shall have all powers and duties of supervision and management usually vested in the general manager of a corporation, including the supervision and direction of all other officers of the Company and the power to appoint and discharge such agents and employees as he or she shall deem necessary and to prescribe their powers, duties and compensation, and to delegate authority to them. In addition, the Chief Executive Officer shall have the authority to sign, execute and acknowledge, on behalf of the Company, all deeds, mortgages, bonds, contracts, leases, reports and all other documents and instruments necessary or proper to be executed in the course of the Company’s regular business, or which shall be authorized by the Board of Directors; and except as otherwise provided by law or the Board of Directors, the Chief Executive Officer may authorize the President, any Vice President or other officer or agent of the Company to sign, execute and acknowledge such documents or instruments in place and stead of the Chief Executive Officer. The Chief Executive Officer shall, if the Chairman of the Board is either unable or unwilling to do so, preside at meetings of the stockholders and of the Board of Directors.

Section 7. President. Unless otherwise designated by the Board of Directors pursuant to Section 7A of these Bylaws, the President shall be the chief operating officer of the Company and, subject to the control of the Board of Directors and the Chief Executive Officer, shall in general supervise and control all of the business and affairs of the Company. The President shall perform all duties incident to the office of President and shall have the power to appoint and discharge agents and employees, and the authority to sign, execute and acknowledge, on behalf of the Company, all deeds, mortgages, bonds, contracts, leases, reports and all other documents and instruments necessary or proper to be executed in the course of the Company’s regular business and may exercise such other powers as are from time to time assigned to him or her by the Board of Directors or the Chief Executive Officer. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors and the Chief Executive Officer, to appoint such agents and employees of the Company as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them including the authority to sign, execute and acknowledge documents and instruments in his or her stead. Such agents and employees shall hold office at the discretion of the President.

Section 7A. Executive Vice President. If the offices of the Chief Executive Officer and the President are held by the same person, the Board of Directors may designate an Executive Vice President as the chief operating officer of the Company, in which event references in these Bylaws to the President shall be regarded as references to such Executive Vice President, as chief operating officer, except where a contrary meaning is clearly required.

Section 8. Vice Presidents. In the absence of the President, or in the event of the President’s death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all of the powers of and shall be subject to all of the restrictions upon the President. Each Vice President shall have such other powers and perform such other duties as may be delegated or assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

Section 9. Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the stockholders, the Board of Directors and any committees of the Board of Directors, in paper or electronic form; (b) see that all notices to be given by the Company or the Board of Directors are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records of the Company (whether kept in paper or electronic form) and of the seal of the Company, if any; (d) see that the seal of the Company, if there is one, is affixed to all documents which are authorized to be executed on behalf of the Company under its seal; (e) keep or arrange for the keeping of a list of the Company’s stockholders; (f) have general charge of the stock transfer records of the Company; and (g) in general, perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 10. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Company; (b) receive and give receipts for moneys due and payable to the Company and deposit all such moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Company; and (c) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such authority as may from time to time be delegated or assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 11. Assistant and Acting Officers and Agents. The Board of Directors, Chief Executive Officer and President shall each have the power to appoint any person to act as an assistant to any officer, or as agent for the Company in an officer’s stead, or to perform the duties of an officer whenever it is impracticable for such officer to act personally, and such assistant or acting officer, or agent, so appointed shall have the power to perform all duties of the office to which such person is appointed to be assistant, or as to which he or she is appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors, the Chief Executive Officer or the President.

Section 12. Bonding. If required by the Board of Directors, all or certain of the officers shall give the Company a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the Company, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company.

ARTICLE VII

CERTIFICATES OF SHARES

Section 1. Form of Certificates. All shares of the Company shall be represented by certificates unless otherwise determined by the Board of Directors in accordance with the provisions of the DGCL. Certificates representing shares of the Company shall be in such form, consistent with law, as shall be determined by the Board of Directors. At a minimum, such certificates shall be consecutively numbered and shall state on the face thereof the Company’s name, that the Company is organized under the laws of the State of Delaware, the name of the person to whom such certificate is issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. If the Company is authorized to issue more than one class of stock, or more than one series of any class, either: (a) the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights (collectively, the “Designations”) shall be set forth in full or summarized on the face or back of the certificate issued to represent such class or series of stock; or (b) a statement that the Company will furnish the Designations without charge to each stockholder who so requests shall be set forth on the face or back of the certificate issued to represent such class or series of stock.

Section 2. Signatures on Certificates. Certificates representing shares of the Company shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In case any officer who has signed, or whose facsimile signature has been used on, a certificate shall cease to be such officer of the Company before such certificate has been delivered by the Company or its agents, such certificate may nevertheless be issued and delivered as though the person who signed such certificate or whose facsimile signature has been used thereon has not ceased to be such officer of the Company.

Section 3. Lost Certificates. The Board of Directors may direct that a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. In so doing, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Company a bond, in such form, in such sum, and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertified shares.

Section 4. Transfer of Shares. Upon surrender to the Company or a transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, or upon surrender of such evidence with respect to uncertificated shares, the Company shall issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and reflect the transaction in its stock records.

Section 5. Registered Stockholders. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

INDEMNITY

Section 1. Indemnification in Actions, Suits and Proceedings Other Than Those By or in the Right of the Company. Upon written request to the Company therefor, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits and Proceedings By or in the Right of the Company. Upon written request to the Company therefor, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a Director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization and Payment of Indemnification.

(a) Any indemnification under Sections 1 and 2 of this Article VIII (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII. If the person seeking indemnification is at the time of such determination a Director or officer of the Company, such determination shall be made: (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, of if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. The burden of proof with respect to the determination of whether indemnification is required by Section 1 or Section 2 of this Article VIII is on the Company to prove by clear and convincing evidence that indemnification is not required.

(b) A written determination as to whether a present or former Director or officer is entitled to indemnification shall be submitted to both the Company and the Director or officer within fifty days after such person’s written request for indemnification.

(c) The Company shall pay all amounts required to be indemnified pursuant to either Section 1 or Section 2 of this Article VIII within ten days after receipt of the written determination under subsection (b) of this Section 3. The Company shall also pay all expenses incurred by the Director or officer in the determination process under subsection (a) of this Section 3.

Section 4. Expenses Payable in Advance. Within ten days after receipt of a written request therefor, the Company shall pay or reimburse any person who is currently a Director or officer of the Company, and may pay or reimburse any person who is a former Director or officer of the Company, such person’s expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided the request for payment or reimbursement is accompanied by an undertaking by or on behalf of such Director or officer to repay the amount paid by the Company if ultimately it shall be determined that such person is not entitled to be indemnified by the Company pursuant to this Article VIII. The undertaking required by this Section 4 shall be an unlimited general obligation of the person giving the undertaking and may be accepted without reference to such person’s ability to repay the advance. Such undertaking need not be secured.

Section 5. Nonduplication. Notwithstanding the requirements of Sections 1 and 2 of this Article VIII, the Company shall not indemnify a Director or officer under such Sections if the Director or officer has previously received indemnification or an advance of expenses from any person, including the Company, in connection with the same proceeding. However, the Director or officer has no duty to look to any other person for indemnification.

Section 6. Indemnification of Employees and Agents. The Company shall indemnify an employee of the Company who is not a Director or officer of the Company, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the Company. In addition, the Company may indemnify and allow reasonable expenses of an employee or agent who is not a Director or officer of the Company to the extent provided by a general or specific action of the Board of Directors or by contract.

Section 7. Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be construed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Company has the power or obligation to indemnify under the provisions of the DGCL or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent of the Company. In the event of the death of any person having a right of indemnification under this Article VIII, such right shall inure to the benefit of such person’s heirs, executors, administrators and personal representatives.

Section 8. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company is required or permitted to indemnify such person against such liability under this Article VIII.

Section 9. Court-Ordered Indemnification. If a claim for indemnification or the advancement of expenses is not timely paid by the Company or is denied to any officer or Director seeking the same, such officer or Director may bring suit against the Company to recover the amount due or to establish the Company’s liability therefor. Any such suit must be brought before the Court of Chancery of the State of Delaware, which court shall have exclusive jurisdiction to hear and determine such claims. It shall be a defense to any such action that such indemnification or advancement of expenses is not permitted under the DGCL, but the burden of proving such defense shall be on the Company. Neither a contrary determination under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to any such claim or create a presumption that indemnification or the advancement of expenses is not permissible. Notice of any claim for indemnification pursuant to this Section 9 shall be given to the Company promptly following the filing of such action. If successful, in whole or in part, the person seeking indemnification shall also be entitled to be paid his or her expenses in prosecuting such action.

Section 10. Liberal Construction. In order for the Company to obtain and retain qualified Directors, officers and employees, the foregoing provisions shall be liberally administered to afford maximum indemnification of Directors, officers and, where Section 6 of this Article VIII applies, employees. Such indemnification shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

Section 11. Certain Definitions Applicable to this Article. For purposes of this Article VIII:

(a) References to “the Company” shall without limitation include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b) References to an “other enterprise” shall include, without limitation, an employee benefit plan.

(c) References to “fines” shall include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan.

(d) References to “serving at the request of the Company” shall include, without limitation, any service as a Director, officer, employee or agent of the Company which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.

(e) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company.”

(f) References to an “action,” “suit” or “proceeding” shall include, without limitation, any appeal therefrom or inquiry or investigation that could lead thereto.

Section 12. Amendments. Any amendment, modification or repeal of this Article VIII, in whole or in part, shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director, officer, employee or agent existing at the time of such amendment, modification or repeal with respect to any acts or omissions occurring prior to the time of such amendment, modification or repeal.

ARTICLE IX

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the outstanding shares of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Company, subject to the provisions of the DGCL and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

Section 2. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

Section 3. Seal. The Company may have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Company shall have authority to affix the seal to any document requiring it.

Section 4. Corporate Records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Such records may be kept, subject to the provisions of the DGCL, within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or as is otherwise provided in these Bylaws.

Section 5. Amendments.

(a) The Board of Directors is expressly authorized to make, adopt, alter, amend and repeal from time to time these Bylaws, subject to the right of the stockholders to adopt, alter, amend and repeal Bylaws made by the Board of Directors, or to make new Bylaws; provided, however, that Bylaws shall not be adopted, altered, amended or repealed, or new Bylaws made, by the stockholders of the Company except by the affirmative vote of the holders of at least two-thirds (66  2/3%) of the votes entitled to be cast by the outstanding shares entitled to vote thereon.

(b) Any action taken or authorized by the stockholders or by the Board of Directors which would be inconsistent with the Bylaws then effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

Section 6. Description of Board. As used in these Bylaws, the phrase “members of the Board of Directors” shall mean the Directors then serving as such and the phrase “total number of Directors” shall mean the number of Directors then constituting the Board of Directors, including any such directorships that may be vacant.